Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated August 23, 2007 on the financial statements included in and incorporated by reference in the current report of Metalico, Inc. on Form 8-K/A (Amendment No. 2) dated September 13, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements on Forms S-8 (File Nos. 333-136206, effective August 1, 2006, and 333-136207, effective August 1, 2006) and on Form S-3 filed July 27, 2007.
/s/ BOBER, MARKEY, FEDOROVICH & COMPANY
Akron, Ohio
September 13, 2007